Exhibit 99.1

Unilife Corporation Announces Receipt of Deficiency Letter from NASDAQ

YORK, PA, May 23, 2016 / PR Newswire/ -- Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) announced today that it has received a letter from The NADSAQ Stock Market LLC (“NASDAQ”) notifying the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) because it has not filed its Form 10-Q for the period ended March 31, 2016 in a timely manner with the Securities and Exchange Commission.

As previously disclosed on May 8th, 2016, the Company delayed filing its Form 10-Q and postponed its fiscal 2016 third quarter earnings conference call.

Unilife continues to investigate the matters in connection with the delay and their potential impact on financial reporting and internal controls over financial reporting, related to previously-issued financial statements, current interim financial information, and management’s certifications. The Company has discovered no financial loss related to these matters to date.

The NASDAQ letter dated May 17, 2016 requires the Company to submit a plan within 60 days (that is, until July 16, 2016) to regain compliance with NASDAQ’s continued listing requirements.  The Company currently intends to file the Form 10-Q in advance of expiration of the 60 day period, in which case the Company would regain compliance with NASDAQ Listing Rule 5250(c)(1) and would not be required to submit a plan to regain compliance. In the event the Company is unable to file the Form 10-Q in advance of expiration of such period and does submit a plan to regain compliance to NASDAQ and the plan is accepted, NASDAQ can grant an exception of up to 180 calendar days from the original non-compliance date for the Form 10-Q (that is, until November 6, 2016) for the Company to regain compliance.  The NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Market.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife has a portfolio of innovative, differentiated products with a primary focus on wearable injectors. Products within each platform are customizable to address specific customer, drug and patient requirements. Unilife's global headquarters and manufacturing facilities are located in York, PA. For more information, visit www.unilife.com.

General: UNIS-G

Investor Contact (US):

Jeremy Feffer

Unilife Corporation

+1-717-384-3450

investors@unilife.com

Investor Contact (Australia):

Jeff Carter

Unilife Corporation

+61 2 8346 6500

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. Such risks include, but are not limited to, the risks associated with our potential inability to complete the investigation in a timely manner and satisfy Nasdaq listing requirements and the risk that additional information may arise prior to the expected filing with the SEC of the Form 10-Q. Additional risks and uncertainties include, but are not limited to, those described in the “Risk Factors” set forth in the prospectus supplement, dated February 22, 2016, in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, and those described from time to time in other reports which we file with the Securities and Exchange Commission.